Exhibit 21

SUBSIDIARY LIST

STATE OF
UNIT	INCORPORATION

THE ADVERTISER COMPANY	ALABAMA
ALEXANDRIA NEWSPAPERS, INC.	LOUISIANA
APP NEW JERSEY PUBLISHING CO., INC.	DELAWARE
ARKANSAS TELEVISION COMPANY	ARKANSAS
ASBURY PARK PRESS INC.	NEW JERSEY
BAXTER COUNTY NEWSPAPERS, INC	ARKANSAS
CALIFORNIA NEWSPAPERS, INC.	CALIFORNIA
CAPE PUBLICATIONS, INC.	KENTUCKY
CARANTIN & CO., INC.	ARIZONA
CENTRAL NEWSPAPERS, INC.	INDIANA
CHILDREN’S EDITION, INC.	KENTUCKY
CITIZEN PUBLISHING COMPANY	ARIZONA
COMBINED COMMUNICATIONS CORPORATION OF OKLAHOMA, INC.	OKLAHOMA
DES MOINES REGISTER AND TRIBUNE COMPANY	IOWA

THE DESERT SUN PUBLISHING COMPANY	CALIFORNIA
THE DETROIT NEWS, INC.	MICHIGAN
DETROIT NEWSPAPER AGENCY	MICHIGAN
DIGICOL, INC.	DELAWARE
DIGIFARM, LLC	MINNESOTA
FEDERATED PUBLICATIONS, INC.	DELAWARE
FIRST COAST TOWER GROUP	FLORIDA
GANNETT DIRECT MARKETING SERVICES, INC.	KENTUCKY
GANNETT EL PASO PUBLISHING, INC.	DELAWARE
GANNETT GEORGIA L.P.	GEORGIA
GANNETT GEORGIA PUBLISHING, INC.	DELAWARE
GANNETT HAWAII, INC.	HAWAII
GANNETT HAWAII PUBLISHING, LLC	DELAWARE
GANNETT KENTUCKY LIMITED PARTNERSHIP	KENTUCKY
GANNETT MASSACHUSETTS SUPPLY CORP.	MASSACHUSETTS
GANNETT MISSOURI PUBLISHING, INC.	KANSAS
GANNETT MONTANA PUBLISHING LLC	MONTANA
GANNETT NEVADA PUBLISHING, INC.	NEVADA

GANNETT NEW JERSEY PARTNERS L.P.	DELAWARE
GANNETT ON-LINE INVESTOR, INC.	DELAWARE
GANNETT ON-LINE PARTNER, LLC	DELAWARE
GANNETT PACIFIC CORPORATION	HAWAII
GANNETT RETAIL ADVERTISING GROUP, INC.	DELAWARE
GANNETT RIVER STATES PUBLISHING CORPORATION	ARKANSAS
GANNETT SATELLITE INFORMATION NETWORK, INC.	DELAWARE
GANNETT SUPPLY CORPORATION	DELAWARE
GANNETT TELEMARKETING, INC.	DELAWARE
GANNETT TEXAS L.P.	DELAWARE
GANNETT TEXAS PUBLISHING, INC.	DELAWARE
GANNETT U.K. LIMITED	UNITED KINGDOM
GANNETT VERMONT INSURANCE, INC.	VERMONT
GANNETT VERMONT PUBLISHING, INC.	DELAWARE
GANSAT NEW JERSEY PUBLISHING CO., INC.	DELAWARE
GUAM PUBLICATIONS, INCORPORATED	HAWAII
HAWAIITOURISM, LLC	DELAWARE
INDIANA NEWSPAPERS, INC.	INDIANA

KXTV, INC.	MICHIGAN
LAKE CEDAR GROUP LLC	DELAWARE
MCCLURE NEWSPAPERS, INC.	DELAWARE
MCCORMICK GRAPHICS COMPANY, INC.	LOUISIANA
MULTIMEDIA, INC.	SOUTH CAROLINA
MULTIMEDIA OF CINCINNATI, INC.	OHIO
MULTIMEDIA ENTERPRISE, INC.	SOUTH CAROLINA
MULTIMEDIA GEORGIA BROADCASTING, INC.	SOUTH CAROLINA
MULTIMEDIA HOLDINGS CORPORATION	SOUTH CAROLINA
MULTIMEDIA KSDK, INC.	SOUTH CAROLINA
NEW JERSEY PRESS, INC.	NEW JERSEY
NEWSQUEST MEDIA (SOUTHERN) PLC	UNITED KINGDOM
NEWSQUEST PLC	UNITED KINGDOM
OKLAHOMA PRESS PUBLISHING COMPANY	OKLAHOMA
P&S GEORGIA BROADCASTING, INC.	DELAWARE
PACIFIC MEDIA, INC.	DELAWARE
PACIFIC AND SOUTHERN COMPANY, INC.	DELAWARE
PHOENIX NEWSPAPERS, INC.	ARIZONA

PRESS BROADCASTING COMPANY	NEW JERSEY
PRESS-CITIZEN COMPANY INC.	IOWA
RENO NEWSPAPERS, INC.	NEVADA
SALEM COUNTY SAMPLER, INC.	NEW JERSEY
SALINAS NEWSPAPERS INC.	CALIFORNIA
THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA	CALIFORNIA
THE TIMES HERALD COMPANY	MICHIGAN
THE TIMES JOURNAL CO. FSC, INC.	VIRGIN ISLANDS
TIMES NEWS GROUP, INC.	DELAWARE
TNI PARTNERS	ARIZONA
TUCKER COMMUNICATIONS, INC.	DELAWARE
TUCKER COMMUNICATIONS, INC.	NEW YORK
TUCKER COMMUNICATIONS CONNECTICUT, INC.	NEW YORK
USA TODAY INTERNATIONAL CORPORATION	DELAWARE
VISALIA NEWSPAPERS INC.	CALIFORNIA
WFMY TELEVISION CORP.	NORTH CAROLINA
WKYC HOLDINGS, INC.	DELAWARE
WKYC-TV, INC.	DELAWARE

The company has omitted the names of 54 wholly-owned subsidiaries, which in the aggregate would not constitute a significant subsidiary of the company.